Exhibit 21



                         Subsidiaries of the Registrant
                              Westower Corporation
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                  State or Jurisdiction Other Jurisdictions in
Name                       of Incorporation      Which Qualified         DBA (1)        Amount Owned

Westower Holdings
Ltd.                       Wyoming                 None                                  100%

Westower
Communications,
Inc                       Washington              California, Hawaii, Idaho, Oregon       100%

 Westower
 Communications
 Ltd.                     British Columbia,
                           Canada                Alberta, Saskatchewan, Canada           100%

Western Telecom
Construction, Ltd.         Alberta, Canada       None                                   100%

National Tower
Services, Ltd.             Ontario, Canada       None                                   100%

501053 B. C.               British Columbia,     None                                   100%
                           Canada

Ralph's Radio, Inc.        Alberta, Canada       None                                   100%

344813 Alberta, Ltd.       Alberta, Canada       None                                   100%

MJA Communications         Florida               Georgia, North Carolina,               100%
Corp.                                            South Carolina

Cord Communications,       Washington            None                                   100%
Inc.

Standby Services, Inc.     Texas                 None                                   100%
-----------------
(1) No assumed names.
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